UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 2, 2003

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On September 2, 2003, MarkWest Energy Partners, L.P. (the “Partnership”), through its wholly owned subsidiary, MarkWest Pinnacle L.P., completed the acquisition of an intrastate gas transmission pipeline and related assets near Lubbock, Texas, from Power-Tex Joint Venture, a subsidiary of ConocoPhillips, and certain of its affiliates, for approximately $12 million in cash. This gas pipeline is a critical link between the Northern Natural and El Paso interstate pipelines and the city of Lubbock. The pipeline transports an average of approximately 70,000 dth/day to its customers, including the City of Lubbock, Texas Tech University, Xcel Energy and several other end-use consumers. The Partnership intends to continue operations of the pipeline in substantially the same manner as it was operated prior to the acquisition.

The acquisition was financed through borrowings under the Partnership’s line of credit.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement dated as of July 31, 2003, among Raptor Natural Plains Marketing LLC, Raptor Gas Transmission LLC, Power-Tex Joint Venture and MarkWest Pinnacle L.P.*

* All schedules and attachments to Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  The Partnership will furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: September 17, 2003	By:	/s/ Donald C. Heppermann
Donald C. Heppermann, Senior
Executive Vice President, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement dated as of July 31, 2003, among Raptor Natural Plains Marketing LLC, Raptor Gas Transmission LLC, Power-Tex Joint Venture and MarkWest Pinnacle L.P.*